Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statements on Forms F-3 (File No. 333-286705) and Forms S-8 (File No. 333-291844) of our report dated April 21, 2026 relating to the consolidated financial statements appearing in the Amendment No. 1 to Form 20-F of YY Group Holding Limited for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, NY

April 24, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com